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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-75220 and Nos. 333-75220-01 through 333-75220-I2) of Sonic Automotive, Inc. on Form S-4 of our report dated
February 26, 2001, appearing in the Annual Report on Form 10-K of Sonic Automotive, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Charlotte, North Carolina
January 11, 2002